Exhibit 10.1

EXECUTION VERSION

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 9, 2015 by and among SP Jagged Peak LLC, a Delaware limited liability company (“Parent”), and each of the undersigned stockholders listed on the signature page hereto (each, a “Stockholder” and collectively, the “Stockholders”) of Jagged Peak, Inc., a Nevada corporation (the “Company”).

WHEREAS, Parent and the Company have entered into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), pursuant to which a subsidiary controlled by Parent will be merged with and into the Company, with the Company surviving as the Surviving Corporation (the “Merger”), all capital stock of the Company outstanding immediately prior to the effective time of the Merger will be converted into and thereafter represent solely the right to receive the consideration set forth in the Merger Agreement and the Company will survive as a majority-owned subsidiary of Parent.

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that each of the Stockholders enter into this Agreement.

WHEREAS, each Stockholder has agreed that certain shares of the Company’s common stock (“Company Common Stock”) owned by it shall be subject to the terms and conditions of this Agreement.

NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agree as follows:

1.     Certain Definitions. Capitalized terms that are used but not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

(a)     “Expiration Time” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been terminated in accordance with its terms, and (ii) the Effective Time.

(b)     “Person” shall mean any individual, corporation, limited liability company, general or limited partnership, business trust, unincorporated association or other business organization or entity, or any governmental body or authority.

(c)     “Shares” shall mean any and all voting securities of the Company beneficially owned (however held or titled, and including ☒joint ownership) by the Stockholder as of the record date (whether now owned or hereafter acquired) for every meeting of stockholders of the Company called with respect to the Proposal (as defined below), and every postponement or adjournment thereof.

(d)     Transfer. A Person shall be deemed to have effected a “Transfer” of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2.     Transfer of Shares. Each Stockholder hereby agrees that, other than pursuant to the terms of this Agreement, at all times during the period commencing with the execution and delivery of the Merger Agreement and continuing until the Expiration Time, each Stockholder shall not, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement that would transfer, limit or otherwise affect the rights of the Stockholder with respect to the voting of any Shares in respect of the Proposal (as defined below), or (b) Transfer any shares of Company Common Stock (or any securities convertible into or exercisable or exchangeable for shares of Company Common Stock) beneficially owned by such Stockholder as of the date hereof or hereafter acquired, or any interest in the foregoing, unless each Person to which any such shares (or any securities convertible into or exercisable or exchangeable for any such shares), or any interest in any of the foregoing, is or may be Transferred shall have (a) executed a counterpart of this Agreement (with such modifications as Parent may reasonably request), and (b) agreed in writing to hold such shares (or any securities convertible into or exercisable or exchangeable for any such shares), or such interest in the foregoing, subject to the terms and conditions of this Agreement. Any Transfer or purported Transfer of shares of Company Common Stock in violation of the foregoing restrictions shall be null and void.

3.     Agreement to Vote Shares. Each Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of the Merger Agreement and continuing until the Expiration Time, the Stockholder shall (a) when a Company Stockholders’ meeting is held, appear at such Company Stockholders’ meeting (in person or by proxy) or otherwise cause all Shares to be counted as present thereat for the purpose of establishing a quorum and (b) vote (or cause to be voted) all Shares (i) in favor of any proposal (the “Proposal”) to approve the Merger and any related matter in accordance with the terms and conditions set forth in the Merger Agreement and (ii) against any other action or matter that (1) would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the timely consummation of the Merger or any other transactions contemplated by the Merger Agreement or (2) would reasonably expected to result in a material breach of any covenant, representation or warranty, or any other obligation or agreement of the Company under the Merger Agreement, in the case of (i) and (ii) at every meeting of stockholders of the Company called (or any action by written consent taken in lieu of such a meeting) with respect to the Proposal (and at every postponement or adjournment thereof). Prior to the Expiration Time, each Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with the terms of this Agreement. The provisions of this Section 3 shall apply to all Shares owned as of the record date for the vote on the Proposal (the “Record Date”), regardless of whether a Transfer of some or all of such Shares occurs after the Record Date.

4.     Irrevocable Proxy. Each Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, as such Stockholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote with respect to the Shares in accordance with Section 3 hereof. This proxy is given to secure the performance of the duties of each Stockholder under this Agreement. Each Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The proxy and power of attorney granted pursuant to Section 4 by each Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by such Stockholder. The power of attorney granted by each Stockholder herein is a durable power of attorney and shall survive the, bankruptcy, death or incapacity of such Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

5.     Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants, severally and not jointly, to Parent that this Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery of this Agreement by Parent) constitutes the valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

6.     Termination. This Agreement shall terminate and be of no further force or effect whatsoever upon the Expiration Time without any action on the part of any party hereto.

7.     Miscellaneous.

(a)     Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as, or be construed to be, a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

(b)     Severability. In the event that any term, provision, covenant or restriction set forth in this Agreement, or the application of any such term, provision, covenant or restriction to any person, entity or set of circumstances, shall be determined by a court of competent jurisdiction to be invalid, unlawful, void or unenforceable to any extent, the remainder of the terms, provisions, covenants and restrictions set forth in this Agreement, and the application of such terms, provisions, covenants and restrictions to persons, entities or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall remain in full force and effect, shall not be impaired, invalidated or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by applicable law.

(c)     Binding Effect; Assignment. This Agreement and all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the Stockholders may be assigned to any other Person without the prior written consent of Parent.

(d)     Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

(e)     Specific Performance; Injunctive Relief. Each of the parties hereto hereby acknowledge that (i) the representations, warranties, covenants and restrictions set forth in this Agreement are necessary, fundamental and required for the protection of Parent and to preserve for Parent the benefits of the Merger, (ii) such covenants relate to matters which are of a special, unique, and extraordinary character that gives each such representation, warranty, covenant and restriction a special, unique, and extraordinary value, and (iii) a breach of any such representation, warranty, covenant or restriction, or any other term or provision of this Agreement, will result in irreparable harm and damages to Parent which cannot be adequately compensated by a monetary award. Accordingly, Parent and each Stockholder hereby expressly agree that in addition to all other remedies available at law or in equity, Parent shall be entitled to the immediate remedy of specific performance, a temporary and/or permanent restraining order, preliminary injunction, or such other form of injunctive or equitable relief as may be used by any court of competent jurisdiction to restrain or enjoin any of the parties hereto from breaching any representations, warranties, covenants or restrictions set forth in this Agreement, or to specifically enforce the terms and provisions hereof.

(f)     Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.

(g)    Entire Agreement. This Agreement and the Proxy and the other agreements referred to in this Agreement set forth the entire agreement and understanding of Parent and the Stockholders with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between Parent and the Stockholders, both oral and written, with respect to the subject matter hereof and thereof.

(h)     Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the respective parties at the following address (or at such other address for a party as shall be specified by like notice):

  (i)     If to Parent, to:

SP Jagged Peak LLC

c/o Incorporating Services, Ltd.

3500 South DuPont Highway

Dover, Delaware 19901

with a copy (which shall not constitute notice) to:

Singapore Post Limited

10 Eunos Road 8 Singapore Post Centre

Singapore 408600

Attention: Group Company Secretary

  (ii)     If to a Stockholder, to:

Paul and Primrose Demirdjian

3000 Bayport Drive, Suite 250

Tampa, Florida 33607

Daniel R. Furlong

5017 South Shore Crest Circle

Tampa, Florida 33609

Vincent J. Fabrizzi

14453 Eagle Pointe Drive

Clearwater, Florida 33762

(i)     Headings. The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

(j)     Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be validly executed by a duly authorized officer thereof as of the date first above written.

SP JAGGED PEAK LLC

By:

Name:

Title:

[Voting Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be validly executed by a duly authorized officer thereof as of the date first above written.

Paul Demirdjian

Primrose Demirdjian

Daniel R. Furlong

Vincent J. Fabrizzi

[Voting Agreement]